Exhibit 10.7.2

August 14, 2023

Dear Ricky,

To facilitate a smooth transition and assimilation of the new CFO (hired on July 5, 2023), we have extended your interim stipend allowance of $20,000 per month through August 31, 2023.

Please signify your acceptance of this adjustment to your compensation of employment by scanning/emailing a signed/dated copy of this offer letter to my attention.

Sincerely,

Lisa Evoli
SVP, Chief Human Resources Officer

Cc:
Soni Cassidy, Head of HR, Global Corp Functions

Acknowledged: /s/ RICKY HOPSON             Date Aug. 15, 2023

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